Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•	October 21, 2011 with respect to the financial statements and financial highlights of Columbia Diversified Bond Fund included in the Annual Report for the year ended August 31, 2011;

•

December 22, 2011 with respect to the financial statements and financial highlights of Columbia Frontier Fund and Columbia Emerging Markets Opportunity Fund included in the Annual Reports for the year ended October 31, 2011;

•	January 20, 2012 with respect to the financial statements and financial highlights of Columbia Mid Cap Growth Opportunity Fund included in the Annual Report for the year ended November 30, 2011;

incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 12, 2012